Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock of

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

at

$5.80 NET PER SHARE

pursuant to the Offer to Purchase

dated December 9, 2011

by

POWERCO ACQUISITION CORP.

A WHOLLY OWNED SUBSIDIARY OF

SKYWORKS SOLUTIONS, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00

MIDNIGHT, EASTERN STANDARD TIME, AT THE END OF MONDAY, JANUARY 9, 2012,

UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share, of Advanced Analogic Technologies Incorporated and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Facsimile (For Eligible Institutions Only):	By Overnight Mail or Courier:

BNY Mellon Shareowner Services Attn: Corporate Actions, 27th Floor PO Box 3301 South Hackensack, NJ 07606	(201) 680-4626 Confirm by Telephone (For Eligible Institutions Only): (201) 680-4860	BNY Mellon Shareowner Services Attn: Corporate Actions, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen: The undersigned hereby tenders to PowerCo Acquisition Corp., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 9, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,                      shares of common stock, par value $0.001 per share (the “Shares”), of Advanced Analogic Technologies Incorporated, a Delaware corporation (“AATI”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 26, 2011, among Skyworks, Offeror and AATI, as amended by Amendment No. 1 dated November 30, 2011 (as so amended, the “Merger Agreement”).

Certificate Number(s) (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer, Name of Tendering Institution	(Zip Code)

(Area Code and Telephone Number)

Account Number

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees that (i) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) such tender of Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three Nasdaq Global Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated                     , 201

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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